EXHIBIT 2

SCHEDULE A

Directors and Executive Officers of MNG Enterprises, Inc.
Name	Principal Occupation	Principal Business Address	Citizenship

Maz Akram	Director	5990 Washington Street Denver, Colorado 80216	USA

Heath Freeman*	Director	*	*

R. Joseph Fuchs	Director	5990 Washington Street Denver, Colorado 80216	USA

Christopher Minnetian	Director	5990 Washington Street Denver, Colorado 80216	USA

Martin Wade	Director	5990 Washington Street Denver, Colorado 80216	USA

Guy Gilmore	Chief Operating Officer	5990 Washington Street Denver, Colorado 80216	USA

Dan Anderson	Senior Vice President Finance & Treasurer	5990 Washington Street Denver, Colorado 80216	USA

Marshall Anstandig	Senior Vice President, General Counsel and Secretary	5990 Washington Street Denver, Colorado 80216	USA

* Mr. Freeman is a Reporting Person and, as such, the information with respect to Mr. Freeman called for by Item 2 of Schedule 13D is set forth therein.
Executive Officers of MNG Investment Holdings LLC
Name	Principal Occupation	Principal Business Address	Citizenship

Dan Anderson	Senior Vice President Finance & Treasurer	5990 Washington Street Denver, Colorado 80216	USA

Marshall Anstandig	General Counsel and Secretary	5990 Washington Street Denver, Colorado 80216	USA

Executive Officers of Strategic Investment Opportunities LLC
Name	Principal Occupation	Principal Business Address	Citizenship

Dan Anderson	Senior Vice President Finance & Treasurer	5990 Washington Street Denver, Colorado 80216	USA

Marshall Anstandig	Senior Vice President, General Counsel and Secretary	5990 Washington Street Denver, Colorado 80216	USA

Executive Officers of Alden Global Capital LLC
Name	Principal Occupation	Principal Business Address	Citizenship

Heath Freeman	President	1971 W. Lumsden Road, Suite 330 Brandon, Florida 33511	USA

Joshua Kleban	Chief Financial Officer	1971 W. Lumsden Road, Suite 330 Brandon, Florida 33511	USA

Michael Monticciolo	Chief Legal Officer	1971 W. Lumsden Road, Suite 330 Brandon, Florida 33511	USA